JOINT FILER’S NAME AND ADDRESS

1.	Name:Twin Haven Special Opportunities Partners IV, L.L.C
	Address:	c/o Twin Haven Capital Partners, L.L.C.
33 Riverside Avenue, 3rd Floor
Westport, Connecticut 06880